Exhibit 10.1

POLICY ON RECOVERY OF INCENTIVE COMPENSATION

It is the Board’s policy that the Corporation will, to the extent permitted by applicable law, seek reimbursement with respect to incentive compensation paid or awarded to a Named Executive Officer (as defined under Item 402(a)(3) of SEC Regulation S-K) after February 28, 2009 where (i) the payment or award (or the vesting of such award) was predicated upon the achievement of financial results, which financial results were the product of fraudulent activity or that were subsequently the subject of a material negative restatement, (ii) in the Board’s view such Executive engaged in fraud or conduct known by the Executive to be in violation of SEC rules and regulations or Corporation policy that caused or that otherwise makes such Executive personally responsible for the fraudulent activity or the need for the restatement, and (iii) a lower payment or award would have been made to such Executive (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results or the financial results that would have pertained absent such fraudulent activity.  In each such instance, the Board will seek to recover such portion of such Executive’s incentive compensation for the relevant period as the Board deems appropriate after a review of any factors or information it considers appropriate or relevant.  Generally, this review would include consideration of:

•                  the Board’s view of what incentive compensation would have been paid or awarded to the Executive had the financial results been properly reported;

•                  the nature of the events that led to the improper reporting of financial results;

•                  the conduct of the Executive in connection with the events relating to the improper reporting;

•                  whether the assertion of a claim against the Executive could prejudice the Corporation’s overall interests; whether other penalties or punishments are being imposed on the Executive, including by third parties such as regulators or other authorities; and the tax treatment of the recovery and related matters; and

•                  any other facts and circumstances that the Board deems relevant.

Where incentive compensation covered by this policy above consists of an equity award, including circumstances where vesting with respect to such equity award is predicated on the achievement of financial results as aforesaid, the Board shall take such action as it deems appropriate consistent with the foregoing principles, including, where appropriate, seeking to the extent described above the cancellation of stock or option awards or reimbursement of gains realized on the exercise of stock options or the sale of shares.